   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2001



                                                      REGISTRATION NO. 333-75148

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                            UNITED STATES STEEL LLC
             (TO BE CONVERTED INTO UNITED STATES STEEL CORPORATION)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      25-0996816
(STATE OR OTHER JURISDICTION OF INCORPORATION     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
               OR ORGANIZATION)

                            UNITED STATES STEEL LLC
                          600 GRANT STREET, ROOM 1500
                           PITTSBURGH, PA 15219-2800
                                 (412) 433-1121
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                              DAN D. SANDMAN, ESQ.
                         GENERAL COUNSEL, SECRETARY AND
            SENIOR VICE PRESIDENT--HUMAN RESOURCES & PUBLIC AFFAIRS
                                USX CORPORATION
                                600 GRANT STREET
                           PITTSBURGH, PA 15219-2800
                                 (412) 433-1121
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: December 31, 2001

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    GENERAL

     This Registration Statement on Form S-3 for United States Steel LLC, a Delaware limited liability company to be converted into a Delaware Corporation named United States Steel Corporation (the "Registrant"), is filed in connection with the Separation (as defined under the caption entitled "Description of Separation" contained in the Prospectus). The Separation and the transactions related thereto are more fully described in the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (File No. 333-69090) on September 7, 2001, as amended.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                        UNITED STATES STEEL CORPORATION

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     United States Steel Corporation is pleased to send you this prospectus describing the United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides a simple and convenient method to make an initial investment in United States Steel, purchase additional shares of United States Steel common stock and to have cash dividends automatically reinvested.

IF YOU ARE ALREADY PARTICIPATING IN THE PLAN, NO ACTION IS REQUIRED.

     Some of the significant features of the Plan are:

          -- Enrollment through initial direct stock purchase.
          -- Purchases through the reinvestment of quarterly dividends of up to
            $15,000 (more with permission of United States Steel).
          -- Purchases through monthly optional cash payments (minimum $50) up to $10,000 (more with permission of United States Steel).
          -- Regular monthly investment can be made by automatic bank debits.
          -- Optional cash payments will generally be invested within a week of receipt.
          -- From time to time shares may be purchased at a discount of up to 3%
            upon notice from United States Steel.
          -- No brokerage commissions for purchases.
          -- Record keeping is simplified since you will receive quarterly statements of your account.
          -- All certificates held by you may be deposited for safekeeping at no cost to you whether or not dividends are reinvested.

     Your participation is entirely voluntary and may be terminated at any time. If you were enrolled in the USX-U. S. Steel Group Dividend Reinvestment and Direct Stock Purchase Plan at the time of the Separation (as defined below) from USX Corporation, you are automatically enrolled in the Plan. Once you are enrolled in the Plan, your enrollment will be continued unless you notify United States Steel otherwise. If you wish to join the Plan or change your investment option, please complete and sign an authorization form and return it to United States Steel Corporation.

                             ---------------------

Neither the Securities and Exchange Commission nor any state securities regulators has determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

January   , 2002

--------------------------------------------------------------------------------
 TABLE OF CONTENTS

                                                                 PAGE
                                                              ----------
Description of the Separation...............................           3
The Company.................................................           3
The Plan....................................................           3
     Enrollment.............................................           4
     Administrator of the Plan..............................           5
     Investment Options and Limitations.....................           5
     Limitations on Purchases...............................           6
     Aggregation of Accounts for Purpose of Limitations.....           6
     Waiver of Limitations..................................           7
     Purchase of Shares for the Plan........................           7
     Purchases Exceeding Plan Limits--Discount in Effect....           8
     Control over Purchases.................................          10
     Sale of Shares for the Plan............................          10
     Safekeeping of Your Stock Certificates and Book
      Entry.................................................          11
     Gifts, Transfers and Pledges of Shares.................          11
     Issuance of Certificates...............................          12
     Plan Service Fees......................................          13
     Tracking Your Investments..............................          13
     U.S. Federal Income Tax Information....................          13
     Miscellaneous..........................................          14
Experts.....................................................          15
Legal Matters...............................................          16
Available Information.......................................          16
Documents Incorporated by Reference.........................          17
Schedule I--List of Important Dates through 2005............         S-1
Additional Information......................................  Back Cover

--------------------------------------------------------------------------------
 DESCRIPTION OF THE SEPARATION

This Plan is effective only upon consummation of the separation of USX Corporation ("USX") into two independent companies (the "Separation"). Prior to the Separation, USX had two classes of "targeted" stock outstanding--USX-U. S. Steel Group common stock ("U. S. Steel Group Common Stock"), intended to reflect the performance of the USX-U. S. Steel Group (the "U. S. Steel Group"), and USX-Marathon Group common stock, intended to reflect the performance of the USX-Marathon Group (the "Marathon Group"), its energy business. Upon consummation of the Separation, the business of the U. S. Steel Group will be owned and operated by United States Steel LLC, a Delaware limited liability company which is to be converted at the Separation into United States Steel Corporation, a Delaware corporation (referred to in this Prospectus as "United States Steel"). At the effective time of the Separation each share of U. S. Steel Group Common Stock will be converted into the right to receive one share of common stock of United States Steel. After the Separation, which is expected to occur on or about December 31, 2001, USX, which will change its name to Marathon Oil Corporation, and United States Steel will each be independent, publicly owned companies.

--------------------------------------------------------------------------------
 THE COMPANY

United States Steel, through its domestic steel segment, is engaged in the production, sale and transportation of steel mill products, coke, taconite pellets and coal; the management of mineral resources; real estate development; and engineering and consulting services and, through its U. S. Steel Kosice segment, primarily located in the Slovak Republic, in the production and sale of steel mill products and coke. Certain business activities are conducted through joint ventures and partially owned companies. United States Steel's principal executive offices are located at 600 Grant Street, Pittsburgh, PA 15219-2800, and its telephone number is (412) 433-1121.

--------------------------------------------------------------------------------
 THE PLAN

The following prospectus describes and constitutes the Plan, as in effect beginning after the Separation.

--------------------------------------------------------------------------------
 ENROLLMENT

The following table explains how to enroll in the Plan:

  -- CURRENT PARTICIPANTS IN THE PLAN      If you were enrolled in the USX-U. S. Steel Group
                                           Dividend Reinvestment and Direct Stock Purchase Plan
                                           at the time of the Separation, or are otherwise
                                           enrolled in the Plan, you are automatically enrolled
                                           in the Plan. NO ACTION IS REQUIRED UNLESS YOU WANT TO
                                           MAKE A CHANGE IN YOUR ELECTION.

  -- IF YOU DO NOT OWN ANY UNITED          You can join the Plan by making an initial investment
     STATES STEEL COMMON STOCK             of at least $500 (maximum is $10,000) and returning a
                                           completed authorization form along with your check or
                                           money order payable to United States Steel
                                           Corporation, to:
                                           United States Steel Corporation
                                           Shareholder Services
                                           600 Grant Street, Room 611
                                           Pittsburgh, PA 15219-2800
                                           A $10 enrollment fee will be deducted from your
                                           initial investment. Please allow two weeks for your
                                           account to be established, initial shares to be
                                           purchased and a statement to be mailed to you. No
                                           interest will be paid on amounts held pending
                                           investment.

  -- IF YOU OWN UNITED STATES STEEL        You can join the Plan by returning a completed
     COMMON STOCK                          authorization form to United States Steel Shareholder
                                           Services. (No enrollment fee required.)

  -- IF YOUR SHARES ARE HELD IN A          To participate directly in the Plan, you should direct
     BROKERAGE, BANK OR OTHER              your broker, bank, or trustee to register some or all
     INTERMEDIARY ACCOUNT                  of your United States Steel common stock directly in
                                           your name. You can then get started in the Plan by
                                           returning a completed authorization form to United
                                           States Steel Shareholder Services. Authorization forms
                                           are mailed automatically once shares are registered in
                                           your name. (No enrollment fee required.)

--------------------------------------------------------------------------------
 ADMINISTRATOR OF THE PLAN

United States Steel administers the Plan, keeps records, sends statements of account to you and performs other duties related to the Plan. United States Steel will register and hold shares purchased for you through the Plan or deposited by you for safekeeping in the Plan (collectively "Plan Shares") in the name of United States Steel as agent, until a written request is received from you for the sale of or issuance of certificates for all or part of your Plan Shares. United States Steel also acts as dividend disbursing and transfer agent for the United States Steel common stock. United States Steel may appoint a different administrator for the Plan at any time. United States Steel or any appointed administrator is referred to as the "Administrator."

--------------------------------------------------------------------------------
 INVESTMENT OPTIONS AND LIMITATIONS

Once enrolled in the Plan, you have the following investment options:

-- DIVIDEND REINVESTMENT

When completing the Dividend Reinvestment section of the authorization form, YOU MUST CHOOSE ONE OF THE FOLLOWING:

        FULL DIVIDEND REINVESTMENT. Purchase shares of United States Steel common stock with all of your cash dividends. The dividends on all of your shares held in the Plan will also be reinvested in shares of United States Steel common stock. Additional shares may also be purchased with optional cash.

        PART CASH--PART DIVIDEND REINVESTMENT. Receive a cash dividend payment based on the number of full shares you specify. This option allows you to receive a fixed amount of cash each quarter, assuming the dividend is paid and stays the same. The balance of your dividends will be used to purchase shares of United States Steel common stock.

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Direct Deposit Form from United States Steel Shareholder Services. You can also change your designated bank account for direct deposit with the same form. The forms will be acted upon as soon as possible after they are received, and you can discontinue this feature by notifying United States Steel Shareholder Services in writing.

You can change your dividend reinvestment election at any time by notifying United States Steel Shareholder Services.

-- OPTIONAL CASH INVESTMENTS ONLY

You can purchase additional shares of United States Steel common stock by using the Plan's optional cash investment feature regardless of whether dividends are reinvested. Dividends will be automatically reinvested on those shares retained in the Plan. You can invest at least $50 at any one time up to a maximum of $10,000 in any month unless the limit is waived by United States Steel. INTEREST WILL NOT BE PAID ON AMOUNTS HELD PENDING INVESTMENT.

  O BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT. If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account by completing the reverse side of the authorization form. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your bank account on the fifth day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow up to six weeks for the first automatic monthly withdrawal to be initiated. You must notify United States Steel Shareholder Services in writing to change or terminate automatic withdrawal.

  O BY CHECK OR MONEY ORDER. You can make optional cash investments by sending a check or money order payable to United States Steel Corporation. DO NOT SEND CASH.

To facilitate processing of your investment, please use the transaction stub located at the top of your quarterly statement. Mail your check and transaction stub to the address specified on the statement. Since funds will normally be invested on Friday of each week, funds from checks received after 2:00 p.m. on Thursday will be invested on Friday of the following week. You may not sell or withdraw shares purchased by check for a period of 14 days from the receipt of the check. A $25 fee will be assessed for a check that is returned for insufficient funds.

IF YOU RETURN AN AUTHORIZATION FORM BUT MAKE NO SELECTION, YOU WILL BE ENROLLED AS HAVING SELECTED FULL DIVIDEND REINVESTMENT. In all cases, cash dividends on all Plan Shares will be reinvested in accordance with the Plan, including cash dividends on such shares purchased with optional cash payments.

-- LIMITATIONS ON PURCHASES

  O Optional and Initial Cash Investments

     -- at least $500 initial cash investment

     -- at least $50 optional cash investment at any one time

     -- no more than $10,000 in any one month

  O Dividend Reinvestments

     -- up to $15,000 per dividend payment

  O All limitations may be waived by United States Steel upon written request

-- AGGREGATION OF ACCOUNTS FOR PURPOSE OF LIMITATIONS

For the purpose of the above limitations ("Plan Limits"), United States Steel may aggregate all reinvested dividends and optional and initial cash payments for participants with more than one account using the same Social Security Number or Taxpayer Identification Number. For participants unable to supply a Social Security Number or Taxpayer Identification Number, their participation may be limited by United States Steel to only one Plan account.

Also for the purpose of such Plan Limits, all Plan accounts which United States Steel believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless United States Steel has determined that reinvestment of dividends and investment of optional cash payments for each such account would be consistent with the purposes of the Plan, United States Steel will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

-- WAIVER OF LIMITATIONS

Initial cash payments and optional cash payments in excess of $10,000 per month may be made only pursuant to a written Waiver of Limitation by United States Steel for the total amount submitted. A copy of such written approval must accompany any cash payment to which this limitation applies.

Requests for waiver of the $15,000 limitation on reinvestment of dividends and other questions concerning waivers should be directed to United States Steel at
(412) 433-4707. It is solely within United States Steel's discretion as to whether any waiver of the allowable maximum amounts will be granted.

In deciding whether to approve a request, United States Steel will consider relevant factors including, but not limited to, United States Steel's need for additional funds, the attractiveness of obtaining such additional funds by the sale of United States Steel common stock by comparison to other sources of funds, the applicable purchase price, the participant submitting the request, the extent and nature of such participant's prior participation in the Plan, the number of shares of United States Steel common stock held of record by such participant and the aggregate amount of such dividends and initial or optional cash payments in excess of the allowable maximum amounts for which requests have been submitted by all participants.

If requests are submitted for any Investment Date (see "Purchase of Shares for the Plan--Purchases Exceeding Plan Limits--Discount in Effect" on page 8 for a discussion of the Investment Date) for an aggregate amount in excess of the amount United States Steel is then willing to accept, United States Steel may honor such requests in order of receipt, pro rata or by any other method which United States Steel determines to be appropriate.

--------------------------------------------------------------------------------
 PURCHASE OF SHARES FOR THE PLAN

     The following discussion pertains to

          (a) all purchases within Plan Limits and

          (b) all purchases in excess of Plan Limits when no Discount (as defined below) is in effect.

-- PURCHASE INTERVALS

The Administrator will use initial and optional cash investments to purchase shares of United States Steel common stock as promptly as practicable, normally once each week. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on the quarterly dividend payment date. Purchases may be made over a number of days to meet the requirements of the Plan.

-- SOURCE AND PRICING OF SHARES

     SOURCE OF SHARES. Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by United States Steel.

     PRICE OF SHARES PURCHASED IN THE OPEN MARKETS. If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased on that day. If purchased in the open market, the Administrator will purchase shares for the Plan on any securities exchange where United States Steel common stock is traded, in the over-the-counter market or in privately negotiated transactions.

Trading fees incurred by the Plan for purchases will be paid by United States Steel and will be reported to you as taxable income on Form 1099-DIV. All computations of shares are calculated to three decimals and fractional shares are credited to your account.

     PRICE OF SHARES PURCHASED FROM UNITED STATES STEEL. If the shares are purchased from United States Steel, your price per share will be the average of the daily high and low sale prices quoted on the New York Stock Exchange Composite Transactions as reported in the Wall Street Journal (the "NYSE Composite") listing for the day the shares are purchased.

If there is no trading of United States Steel common stock on the NYSE on the day the price is to be determined, the price per share will be determined by United States Steel on the basis of such market quotations as it considers appropriate.

Because the Administrator may periodically change between the above methods for purchasing shares, there can be no assurance that the method for determining your price per share will not change. To obtain the current method, please call
(412) 433-4707.

     DISCOUNT. The Plan contemplates that shares purchased under the Plan with reinvested dividends as well as optional cash purchases of up to $10,000 may, IN THE SOLE DISCRETION OF UNITED STATES STEEL, be subject to a discount of 0 to 3% ("Discount"). The Discount will be established in United States Steel's sole discretion after a review of current market conditions, the level of participation and current and projected capital needs. The Discount will apply to initial and optional cash investments and the reinvestment of dividends. The Discount will be subtracted from the purchase price of shares purchased for the Plan for the relevant month. AS OF THE SEPARATION, THERE IS NO DISCOUNT. Notice will be given to Participants or a public announcement will be made upon implementation of any Discount.

PURCHASES EXCEEDING PLAN LIMITS--DISCOUNT IN EFFECT

     The following discussion pertains only to purchases for which a Waiver of Limitation has been obtained when the Discount is in effect. The terms set forth below will apply to the full amount for which a waiver has been obtained. For example, if a waiver is obtained to make an optional cash purchase of $15,000, $5,000 over the limit, the full $15,000 will be subject to these terms.

     For a list of important dates with respect to purchases exceeding Plan limits when a Discount is in effect, see Schedule I on page S-1. Schedule I is only a guide. Actual dates may be obtained by calling (412) 433-4707.

-- PURCHASE INTERVALS

The Administrator will use initial and optional cash investments for which a waiver has been obtained to purchase shares of United States Steel common stock once each month. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on a quarterly basis.

-- SOURCE AND PRICING OF SHARES

     SOURCE OF SHARES. Stock required to meet the requirements of the Plan when a Discount is in effect will be issued directly by United States Steel.

     PRICE OF SHARES. Your price per share will be the average of the daily high and low sales prices of United States Steel common stock on the NYSE Composite for the twelve Trading Days immediately preceding the relevant Investment Date less the Discount.

     SEE SCHEDULE I FOR A LIST OF RELEVANT DATES AND DEFINITIONS.

  O A "Trading Day" means a day on which trades of the United States Steel common stock are reported on the New York Stock Exchange.

  O The twelve Trading Days immediately preceding the relevant Investment Date is the relevant "Pricing Period."


-- TIMING. Shares purchased from United States Steel will be purchased on the Investment Date which is on or about the tenth of each month.


IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE NEXT INVESTMENT DATE, UNITED STATES STEEL MUST BE IN RECEIPT OF FUNDS ON OR BEFORE THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE RELATED PRICING PERIOD. UNITED STATES STEEL WILL RETURN, WITHOUT INTEREST, ANY PAYMENTS RECEIVED AFTER THE CLOSE OF BUSINESS ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE PRICING PERIOD AND BEFORE THE RELATED INVESTMENT DATE

-- THRESHOLD PRICE LIMIT

With respect to these purchases, United States Steel will establish for each Pricing Period a minimum price (the "Threshold Price") applicable to the purchase of newly issued shares of United States Steel common stock.

The Threshold Price will be established by United States Steel two business days prior to the Record Date at United States Steel's sole discretion after a review of current market conditions and other relevant factors. It will be a stated dollar amount that the average of the high and low sale prices on the NYSE Composite for a Trading Day of the Pricing Period must equal or exceed.

In the event that the Threshold Price is not satisfied for a Trading Day of the Pricing Period, then that Trading Day and the trading prices for that day will be excluded from the Pricing Period and the determination of the Purchase Price. A day will also be excluded from the Pricing

Period and the determination of the Purchase Price if there are no trades of United States Steel common stock reported on the NYSE for such day. For example, if the Threshold Price is not satisfied for three of the twelve Trading Days, then the Purchase Price will be based upon the remaining nine Trading Days for which the Threshold Price was satisfied.

Each Trading Day of a Pricing Period for which the Threshold Price is not satisfied or each day for which there are no trades of United States Steel common stock reported on the NYSE will cause the return of a portion of your initial or optional cash payment. The returned amount will equal one-twelfth of the total amount of the initial or optional cash payments for which the relevant Waiver of Limitation was received for each Trading Day that the Threshold Price is not satisfied or for each day no such sales are reported. For example, if the Threshold Price is not satisfied or no such sales are reported for three Trading Days, 3/12 (or 25%) of your initial or optional cash payments for which the relevant Waiver of Limitation was received will be returned without interest to you.

--------------------------------------------------------------------------------
 CONTROL OVER PURCHASES

Unless otherwise provided herein, the Administrator, currently United States Steel, decides whether purchases are to be made in the open market or from United States Steel and engages a bank or other agent for purposes of making open market purchases. Neither United States Steel nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased in the open market.

If you send in an initial or optional cash investment, it is possible that the market price of United States Steel common stock could go up or down before your funds are used to purchase stock. Further, the Administrator may change the method of stock purchase (purchase in the open market or from United States Steel) at any time within any three month period. THEREFORE, YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR PURCHASES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATIONS IN THE PRICE OF UNITED STATES STEEL COMMON STOCK.

IN ADDITION, YOU WILL NOT EARN INTEREST ON INITIAL OR OPTIONAL CASH INVESTMENTS FOR THE PERIOD BEFORE THE SHARES ARE PURCHASED.

--------------------------------------------------------------------------------
 SALE OF SHARES FOR THE PLAN

TIMING AND CONTROL

You can sell any number of shares held in your Plan account or book entry form by notifying United States Steel Shareholder Services. United States Steel will endeavor to arrange sales weekly on Friday, provided that it has been advised in writing of such sale no later than the preceding day. The sale price will be the weighted average price of all shares sold on that sale date for Plan participants. You will receive the proceeds of the sale less a trading fee of $.05 per share (subject to change at any time), and any required tax withholdings.

YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR SALES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATION IN THE PRICE OF UNITED STATES STEEL COMMON STOCK. That is, if you send in a request to sell shares, it is possible that the market price of United States Steel common stock could go down or up before your shares are sold. In addition, you will not earn interest on a sales transaction.

You can choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate for your shares from United States Steel Shareholder Services. Allow two weeks for delivery of the certificate. (See "Issuance of Certificates" on page 12.)

--------------------------------------------------------------------------------
 SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

Any United States Steel stockholder may use the Plan's "safekeeping" service to deposit United States Steel common stock certificates at no cost whether or not dividends are reinvested. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.

With safekeeping, you have the option of reinvesting all, a portion or none of your dividends. You may also take advantage of the sale of shares feature of the Plan. Certificates will be issued upon request. (See "Issuance of Certificates" on page 12.)

To use the safekeeping service, send your certificates to United States Steel Shareholder Services by registered mail with written instructions to deposit them for safekeeping. The shares should be insured for approximately 2% of the value of the shares. Do not endorse the certificates or complete the assignment section. The address of United States Steel Shareholder Services is on the inside back cover of this prospectus.

Shares of United States Steel common stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a quarterly statement detailing the status of your holdings.

--------------------------------------------------------------------------------
 GIFTS, TRANSFERS AND PLEDGES OF SHARES

YOU CAN GIVE OR TRANSFER SHARES OF UNITED STATES STEEL COMMON STOCK TO ANYONE YOU CHOOSE BY:

  O Making an initial $500 cash investment to establish an account in the recipient's name; or

  O Submitting an optional cash investment on behalf of an existing stockholder in the Plan in an amount not less than $50 nor more than $10,000; or

  O Transferring shares from your account to the recipient (minimum of five shares to new accounts).

You may transfer shares to new or existing stockholders. United States Steel Shareholder Services will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another investment option by giving notice to United States Steel Shareholder Services. If you participate in dividend reinvestment and you request to either (a) transfer all of your shares or (b) make a partial sale and transfer the balance of your shares between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This holding period could be as long as three weeks.

To transfer shares, you must have your signature guaranteed by a financial institution participating in the Medallion Guarantee Program (generally a broker or a bank). The Medallion Guarantee Program ensures that the individual signing the certificate or stock power is in fact the registered owner.

Plan shares may not be pledged and any such purported pledge shall be void. If you want to pledge your shares, you must first withdraw them from your Plan Account.

If you need additional assistance, please call United States Steel Shareholder Services at (412) 433-4801.

--------------------------------------------------------------------------------
 ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying United States Steel Shareholder Services.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two weeks of your request. Dividends will continue to be reinvested in United States Steel common stock unless United States Steel is specifically advised to discontinue reinvestment.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration name, the signature on the instructions or stock power authorizing the issuance must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as described above.

--------------------------------------------------------------------------------
 PLAN SERVICE FEES

ENROLLMENT FEE FOR NEW INVESTORS...........................           $10.00 per Account Enrollment
PURCHASE OF SHARES.........................................                               No Charge
SALE OF SHARES (Partial or Full):
     Transaction Fee.......................................                               No Charge
     Trading Fee...........................................                         $0.05 per Share
                                                                                (Subject to Change)
REINVESTMENT OF DIVIDENDS..................................                               No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR AUTOMATIC
  INVESTMENT...............................................                               No Charge
GIFT OR TRANSFER OF SHARES.................................                               No Charge
SAFEKEEPING OF STOCK CERTIFICATES..........................                               No Charge
CERTIFICATE ISSUANCE.......................................                               No Charge
RETURNED CHECKS............................................                        $25.00 per Check
DUPLICATE STATEMENTS:
     Current Year..........................................                               No Charge
     Prior Year(s).........................................       $5.00 per Year, up to $25 Maximum

The fee for duplicate statements must be paid in advance. In all other cases, the applicable fees will be deducted from either the investment or proceeds from a sale.

--------------------------------------------------------------------------------
 TRACKING YOUR INVESTMENTS

United States Steel Shareholder Services will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

PLEASE RETAIN YOUR STATEMENTS TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR INCOME TAX AND OTHER PURPOSES AND TO AVOID ACCOUNT RESEARCH FEES.

You should notify United States Steel Shareholder Services promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

--------------------------------------------------------------------------------
 U.S. FEDERAL INCOME TAX INFORMATION

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U. S. Internal Revenue Service as dividend income. The statement will also reflect any trading fees paid by United States Steel on your behalf for purchases of shares.

You will not realize gain or loss for U. S. Federal income tax purposes upon deposit of shares into the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U. S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U. S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U. S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

--------------------------------------------------------------------------------
 MISCELLANEOUS

-- VOTING OF PROXIES

United States Steel will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares in your Plan account. Your shares will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

-- RESPONSIBILITY OF ADMINISTRATOR AND UNITED STATES STEEL CORPORATION

Neither United States Steel nor any other Administrator nor any agent will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability:

  O for failure to terminate your account upon your death prior to receiving written notice of such death; or

  O relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

  O for any fluctuation in the market value after purchase or sale of shares.

Neither United States Steel nor any Plan Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

-- DIVIDENDS

The terms of indebtedness entered into by United States Steel in connection with the Separation limit the ability of United States Steel to pay dividends.

Subject to these limitations, the declaration of dividends on United States Steel Common Stock is at the discretion of United States Steel's board of directors and will be declared and paid after consideration of various factors, including, without limitation, the earnings and financial condition of United States Steel. The board of directors of United States Steel has the right to change the amount of dividends at any time.

-- PLAN MODIFICATION OR TERMINATION

UNITED STATES STEEL RESERVES THE RIGHT TO SUSPEND, MODIFY OR TERMINATE THE PLAN AT ANY TIME. You will receive notice of any such suspension, modification or termination. United States Steel and any other Administrator also reserve the right to change any and all administrative procedures and costs associated with the Plan.

-- CHANGE OF ELIGIBILITY OR TERMINATION

You will remain a participant of the Plan until you withdraw from the Plan or the Plan is terminated. United States Steel reserves the right to deny, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, United States Steel Shareholder Services will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. United States Steel Shareholder Services will issue a certificate to you upon written request.

If the number of shares on which dividends are reinvested falls below one share, your participation in the Plan will be automatically terminated and a check will be sent to you for any fractional share remaining.

-- FOREIGN PARTICIPATION

If you live outside of the U. S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. United States Steel reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations.

-- INTERPRETATION

United States Steel may adopt rules and regulations to facilitate the administration of the Plan. Any question of interpretation under the Plan will be determined by United States Steel and any such determination will be final.

The Plan, all related forms and your account shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and cannot be modified orally.

--------------------------------------------------------------------------------
 EXPERTS

The combined financial statements of United States Steel as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to USX Corporation's Proxy Statement on Schedule 14A, filed on August 15, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of USX Corporation, and the financial statements of the U. S. Steel Group of USX Corporation, as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to the Annual Report on Form 10-K/A of USX Corporation for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
 LEGAL MATTERS

The validity of the issuance of the shares of United States Steel common stock offered hereby will be passed upon for United States Steel by Stephan K. Todd, Esq., who will be Vice President-Law of United States Steel following the Separation. Mr. Todd, in his capacity as set forth above is paid a salary by United States Steel, participates in various employee benefit plans offered by United States Steel and will own common stock of United States Steel after the Separation.

--------------------------------------------------------------------------------
 AVAILABLE INFORMATION

United States Steel files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following location of the Securities and Exchange Commission:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You can also inspect reports, proxy statements and other information about United States Steel at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like United States Steel, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

--------------------------------------------------------------------------------
 DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by United States Steel and USX with the Securities and Exchange Commission are incorporated herein by reference:


                  SEC FILINGS                                            PERIOD
                  -----------                                            ------
USX's Annual Report on Form 10-K................   Year ended December 31, 2000, as filed on March
                                                   12, 2001, as amended on September 14, 2001.
USX's Quarterly Reports on Form 10-Q............   Quarter ended March 31, 2001, as filed on May 11,
                                                   2001 Quarter ended June 30, 2001, as filed on
                                                   August 6, 2001 Quarter ended September 30, 2001,
                                                   as filed on November 9, 2001
USX's Current Reports on Form 8-K...............   Dated February 27, 2001, April 24, 2001, June 15,
                                                   2001, July 2, 2001, July 31, 2001, August 1, 2001,
                                                   August 2, 2001, August 6, 2001, October 12, 2001,
                                                   October 22, 2001, October 25, 2001, November 2,
                                                   2001, November 5, 2001, November 7, 2001, November
                                                   28, 2001, December 4, 2001 and December 14, 2001
USX's Proxy Statement on Schedule 14A...........   Filed on August 15, 2001
The description of United States Steel's common
stock set forth in United States Steel's
Registration Statement on Form 8-A pursuant to
Section 12 of the Securities Exchange Act of
1934, including any amendment or report filed
for the purpose
of updating any such description................   Filed on December 6, 2001.


All documents filed by United States Steel pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, and prior to the termination of any offering hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

UNITED STATES STEEL WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED A COPY OF ANY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO UNITED STATES STEEL CORPORATION, 600 GRANT STREET, PITTSBURGH, PENNSYLVANIA 15219-2800, ATTENTION:
SHAREHOLDER SERVICES, TELEPHONE (412) 433-4801.

                                                                      SCHEDULE I

                  UNITED STATES STEEL CORPORATION COMMON STOCK
                           DIVIDEND REINVESTMENT AND
                           DIRECT STOCK PURCHASE PLAN
                      LIST OF IMPORTANT DATES THROUGH 2005
                    APPLICABLE ONLY IF DISCOUNT IS IN EFFECT

               (C)              (D)            (E)                              (G)
       THRESHOLD PRICE AND       *        OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD    INVESTMENTS MUST   PRICING PERIOD   INVESTMENT
CYCLE  ANY, WILL BE SET BY:    DATE:     BE RECEIVED BY:     START DATE:       DATE:
-----  --------------------   --------   ----------------   --------------   ----------
  B           1/17/02          1/22/02        1/23/02           1/24/02        2/11/02
  A           2/15/02          2/20/02        2/20/02           2/21/02        3/11/02
  B           3/18/02          3/20/02        3/21/02           3/22/02        4/10/02
  B           4/18/02          4/22/02        4/23/02           4/24/02        5/10/02
  A           5/13/02          5/15/02        5/21/02           5/22/02        6/10/02
  B           6/17/02          6/19/02        6/20/02           6/21/02        7/10/02
  B           7/19/02          7/23/02        7/24/02           7/25/02        8/12/02
  A           8/19/02          8/21/02        8/21/02           8/22/02        9/10/02
  B           9/19/02          9/20/02        9/23/02           9/24/02       10/10/02
  B          10/18/02         10/22/02       10/23/02          10/24/02       11/11/02
  A          11/18/02         11/20/02       11/20/02          11/21/02       12/10/02
  B          12/16/02         12/18/02       12/20/02          12/23/02        1/10/03
  B           1/15/03          1/17/03        1/22/03           1/23/03        2/10/03
  A           2/14/03          2/19/03        2/19/03           2/20/03        3/10/03
  B           3/18/03          3/20/03        3/24/03           3/25/03        4/10/03
  B           4/16/03          4/21/03        4/23/03           4/24/03        5/12/03
  A           5/19/03          5/21/03        5/21/03           5/22/03        6/10/03
  B           6/16/03          6/18/03        6/20/03           6/23/03        7/10/03
  B           7/17/03          7/21/03        7/23/03           7/24/03        8/11/03
  A           8/18/03          8/20/03        8/21/03            8/2/03         9/8/03
  B           9/19/03          9/23/03        9/24/03           9/25/03       10/10/03
  B          10/21/03         10/22/03       10/23/03          10/24/03       11/10/03
  A          11/17/03         11/19/03       11/20/03          11/21/03       12/10/03
  B          12/16/03         12/18/03       12/22/03          12/23/03        1/12/04
  B           1/21/04          1/22/04        1/23/04           1/26/03        2/10/04
  A           2/17/04          2/18/04        2/19/04           2/20/04         3/8/04
  B           3/17/04          3/19/04        3/23/04           3/24/04        4/12/04
  B           4/15/04          4/19/04        4/21/04           4/22/04        5/10/04
  A           5/17/04          5/19/04        5/21/04           5/24/04         6/9/04
  B           6/17/04          6/21/04        6/23/04           6/24/04        7/12/04
  B           7/16/04          7/20/04        7/22/04           7/23/04        8/10/04
  A           8/16/04          8/18/04        8/23/04           8/24/04        9/10/04
  B           9/16/04          9/20/04        9/22/04           9/23/04       10/11/04
  B          10/18/04         10/20/04       10/22/04          10/25/04       11/10/04
  A          11/15/04         11/17/04       11/22/04          11/23/04       12/10/04
  B          12/16/04         12/20/04       12/22/04          12/23/04        1/10/05
  B           1/18/05          1/20/05        1/24/05           1/25/05        2/10/05
  A           2/14/05          2/16/05        2/18/05           2/22/05        3/10/05

               (C)              (D)            (E)                              (G)
       THRESHOLD PRICE AND       *        OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD    INVESTMENTS MUST   PRICING PERIOD   INVESTMENT
CYCLE  ANY, WILL BE SET BY:    DATE:     BE RECEIVED BY:     START DATE:       DATE:
-----  --------------------   --------   ----------------   --------------   ----------
  B           3/16/05          3/18/05        3/22/05           3/23/05        4/11/05
  B           4/15/05          4/19/05        4/21/05           4/22/05        5/10/05
  A           5/16/05          5/18/05        5/23/04           5/24/05        6/10/05
  B           6/15/05          6/17/05        6/21/05           6/22/05        7/11/05
  B           7/18/05          7/20/05        7/22/05           7/25/05        8/10/05
  A           8/15/05          8/17/05        8/23/05           8/24/05        9/12/05
  B           9/15/05          9/19/05        9/21/05           9/22/05       10/10/05
  B          10/18/05         10/20/05       10/24/05          10/25/05       11/10/05
  A          11/14/05         11/16/05       11/22/05          11/23/05       12/12/05
  B          12/16/05         12/20/05       12/22/05          12/23/05        1/10/06

---------

A. Investment of optional cash investments and reinvestment of dividends.
B.    Investment of optional cash investments only.
C. The Threshold Price and Waiver Discount (if any) will be established two business days prior to the Record Date.
D. The Record Date for dividend months (those indicated by the letter "A" in the cycle column) will be established by the Board of Directors. The Record Date for non-dividend months
      (those indicated by the letter "B" in the cycle column) will be two business days immediately preceding the first day of the Pricing Period.
E. Optional cash payments are due by the last business day prior to commencement of the Pricing Period.
F.    The Pricing Period will be the twelve consecutive Trading
      Days ending on the Trading Day immediately preceding the Investment Date.
G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month, will be the tenth calendar day of such month, however, if either the dividend payment date or such tenth day falls on a date when the New York Stock Exchange is closed, the Investment Date will be the first day following on which the New York Stock Exchange is open.

                               U.S. EQUITY MARKETS CLOSED
                            --------------------------------
                            2002     2003     2004     2005
                            -----    -----    -----    -----
New Years Day                1/1      1/1      1/1      1/1
Martin L. King Day          1/21     1/20     1/19     1/17
Presidents Day              2/18     2/17     2/16     2/21
Good Friday                 3/29     4/18      4/9     3/25
Memorial Day                5/27     5/26     5/31     5/30
Independence Day             7/4      7/4      7/4      7/4
Labor Day                    9/2      9/1      9/6      9/5
Thanksgiving Day            11/28    11/27    11/25    11/24
Christmas Day               12/25    12/25    12/25    12/25

*     Record Dates in dividend months (February, May, August and
      November) are established as 3rd Wednesday of month unless that day is 15th, then date is 16th.

--------------------------------------------------------------------------------
 ADDITIONAL INFORMATION

For recorded information concerning the following Plan features, Call (412) 433-4707.

    Discount
    Threshold Price
    Requests for Waivers
    Source of Shares--Open Market Purchase or United States Steel Issuance

For other information about the Plan contact United States Steel Shareholder
Services:

Telephone:               (412) 433-4801
Facsimile:               (412) 433-4818
Email:      SHAREHOLDERSERVICES@USS.COM

Send written correspondence and optional cash Investments to:

     UNITED STATES STEEL CORPORATION
     SHAREHOLDER SERVICES
     600 GRANT STREET, ROOM 611
     PITTSBURGH, PA 15219-2800

Please include your daytime telephone number. Please use transaction stub at top of your quarterly statement for optional cash Investments.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee...............  $  9,004
Costs of printing and engraving.............................    40,000
Accounting fees and expenses................................    11,000
Miscellaneous expenses......................................    50,000
                                                              --------
     Total..................................................  $110,004
                                                              ========

All of the foregoing expenses are estimated except for the Securities and Exchange Commission filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article V of the By-Laws of United States Steel (the "Corporation") provides that the Corporation shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

The Corporation is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer, employee, agent or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of the Corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Corporation. To the extent a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the Corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

Policies of insurance are maintained by the Corporation under which directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

The Corporation's Restated Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. LIST OF EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) See Exhibit Index.

(b) All schedules are omitted because they are not applicable or the required information is contained in the respective financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to the registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, UNITED STATES STEEL LLC HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, STATE OF PENNSYLVANIA ON DECEMBER 28, 2001.


                                          UNITED STATES STEEL LLC

                                          By: /s/ GRETCHEN R. HAGGERTY
                                            ------------------------------------
                                              Name: Gretchen R. Haggerty
                                               Title:  Vice
                                                       President -- Accounting &
                                                       Finance

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                      SIGNATURE                                 TITLE                 DATE
                      ---------                                 -----                 ----

                          *                              Chairman and Chief     December 28, 2001
-----------------------------------------------------     Executive Officer
                   Thomas J. Usher                      (Principal Executive
                                                        Officer and Director)

              /s/ GRETCHEN R. HAGGERTY                    Vice President --     December 28, 2001
-----------------------------------------------------   Accounting & Finance
                Gretchen R. Haggerty                    (Principal Financial
                                                        Officer and Director)

                          *                                  Comptroller        December 28, 2001
-----------------------------------------------------       (Controller)
                  Paul C. Reinbolt

                          *                                   Director          December 28, 2001
-----------------------------------------------------
               Charles G. Carson, III

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                  John J. Connelly

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                   Roy G. Dorrance

                          *                                   Director          December 28, 2001
-----------------------------------------------------
               Albert E. Ferrara, Jr.

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                  James D. Garraux

                      SIGNATURE                                 TITLE                 DATE
                      ---------                                 -----                 ----
                          *                                   Director          December 28, 2001
-----------------------------------------------------
                  Charles C. Gedeon

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                   Bruce A. Haines

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                 Robert M. Hernandez

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                   J. Paul Kadlic

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                 Kenneth L. Matheny

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                   Dan D. Sandman

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                 Terrance D. Straub

                          *                                   Director          December 28, 2001
-----------------------------------------------------
                   Stephan K. Todd

*By: /s/ GRETCHEN R. HAGGERTY
-----------------------------------------------------
     Gretchen R. Haggerty, Attorney-in-Fact

                                  EXHIBIT LIST


EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
   3.1    Amended and Restated Limited Liability Company Agreement of
          United States Steel LLC (incorporated by reference to
          Exhibit 3.1 to United States Steel's Registration Statement
          on Form S-4 (File No. 333-69090) filed on September 7,
          2001).
   3.2    Form of Certificate of Incorporation of United States Steel
          Corporation (incorporated by reference to Exhibit 3.2 to
          United States Steel's Registration Statement on Form S-4
          (File No. 333-69090) filed on September 7, 2001).
   3.3    Form of By-laws of United States Steel Corporation
          (incorporated by reference to Exhibit 3.4 to United States
          Steel's Registration Statement on Form S-4 (File No. 333-
          69090) filed on September 7, 2001).
   4.1    Form of Rights Agreement between United States Steel
          Corporation and [      ], as Rights Agent. (incorporated by
          reference to Exhibit 4.1 to United States Steel's
          Registration Statement on Form S-4/A (File No. 333-69090)
          filed on September 20, 2001).
   4.2    Indenture, dated as of July 27, 2001, among United States
          Steel LLC and United States Steel Financing Corp., Issuers,
          USX Corporation, Guarantor, and The Bank of New York,
          Trustee (incorporated by reference to Exhibit 4.2 to USX
          Corporation's Form 10-Q filed for the period ending June 30,
          2001).
   4.3    Form of Indenture among United States Steel LLC, Issuer; USX
          Corporation, Guarantor; and The Bank of New York, Trustee.
          (incorporated by reference to Exhibit 4.1 to United States
          Steel's Registration Statement on Form S-4/A (File No.
          333-71454) filed on November 5, 2001).
 * 5      Opinion of Stephan K. Todd regarding the validity of United
          States Steel Corporation common stock to be issued.
  23.1    Consent of PricewaterhouseCoopers LLP.
 *23.2    Consent of Stephan K. Todd is contained in opinion of
          counsel filed as Exhibit 5.
 *24      Powers of Attorney


------------------

* previously filed